Exhibit 99.1

Good Gaming Inc. Announces Record 3rd Quarter And Nine Month Year To Date Revenue

Good Gaming, Inc.

Mon, November 15, 2021, 2:57 PM·5 min read

KENNETT SQUARE, PA, Nov. 15, 2021 (GLOBE NEWSWIRE) — Good Gaming, Inc. (OTCQB: GMER) (“Good Gaming” or the “Company”) is pleased to announce record 3rd quarter revenues and year-to-date (YTD) revenues as it prepares for the mainnet launch of its MicroBuddies™ NFT game.

For its 3rd quarter, the Company posted revenues of $269,355 vs $2,554 for the prior year’s 3rd quarter results. This represents a $266,801 increase in year-over-year quarterly revenues. Nine-month YTD revenues have increased to $329,885 vs $7,880. This represents an increase in year-over-year YTD revenues of $322,005. Overall increases in revenues are attributable to increased sales of its limited-edition Nano Factory tokens for its MicroBuddies™ NFT game, which are now over 90% sold out, as the Company draws closer to its anticipated 4th quarter 2021 launch.

The Company also experienced an increase in losses due to derivative liabilities created by a combination of exponential growth in share price and market capitalization which must be calculated into the convertible feature found in the notes with our ViaOne Services partner. For the 3rd quarter, the company posted a loss of ($12,325,187) of which ($12,110,000) was a direct result of derivative liabilities. For the nine-month YTD, the Company posted losses of ($15,636,203) of which ($15,205,294) was a direct result of derivative liabilities. The current share price increase due to the positive market response from the sales efforts of MicroBuddiesTM has allowed this liability to grow and be reflected as a loss on our recent 10-Q. Because derivative liabilities are considered a paper loss and are not reflective of losses due to operations, we expect this loss to fluctuate as it has over the past several quarters, or until our ViaOne partner decides to convert the debt into equity, which would eliminate a significant portion of our debt and attributable derivative losses, thereby creating a much healthier financial statement.The Company is also pleased to announce it has finalized its Terms of Service (TOS) for the MicroBuddies™ NFT game and can be viewed at microbuddies.io later this week. The Company expects to make an announcement for the launch of its beta 2.0 which will be the final phase before going into our mainnet launch.

About MicroBuddies™

Good Gaming, Inc. is in the final stages of preparation for the mainnet launch of its first-to-market collectible NFT game, MicroBuddies™, where players will be able to collect lovable, self-replicating microbes that passively produce their own in-game currency GOO™.

GOO™ can be used to replicate new MicroBuddies™ from existing ones and customize their genome using a strategic artificial selection process. Well-bred MicroBuddies™ will have a high rate of GOO™ production, so players who develop their skills will be able to create greater opportunities for themselves.

At the Polygon Mainnet launch of MicroBuddies™, a player will use their special Nano Factory Tokens to synthesize Generation 0 MicroBuddies™ and begin the game. The first 2,500 MicroBuddies™, collectively known as Generation 0, are expected to be the rarest and most scarce set of MicroBuddies™ and what the rest of the game will propagate from. If the Nano Factory Tokens sell out, or a player fails to purchase a Nano Factory Token prior to the launch of the game, the only way to acquire a MicroBuddy and play will be to first purchase one from another player on the secondary market at the fair market value.

To purchase MicroBuddies™ limited edition Nano Factory Tokens, go to https://microbuddies.io

We invite everyone to join our corporate-supported social media platforms to engage with one another, receive reliable, up-to-date, accurate information, and communicate in our Good Gaming, Inc. and MicroBuddies™ communities.

Official Game Documentation is available at https://docs.microbuddies.io.

Visit us on our social media platforms:

Discord: https://discord.gg/MicroBuddies

Telegram Group: https://t.me/microbuddiesio

Twitter: https://twitter.com/microbuddies, https://twitter.com/GOODGMER

Reddit: https://www.reddit.com/r/MicroBuddies/

Instagram: https://www.instagram.com/goodgmer/

Facebook: https://www.facebook.com/microbuddiesofficial/, https://www.facebook.com/GoodGMER, https://www.facebook.com/GoodGamingMC

Twitch: https://www.twitch.tv/goodgaminginc

YouTube Channel: https://www.youtube.com/channel/UC3YyoK_Xdo7sfPmse898Nog/

About NFTs

The NFT market has created tremendous new opportunities in the art and gaming industry. As of September 01, 2021, more than $5.5 billion was spent on NFTs, representing an increase of 50 times the trading of Q4 2020.

NFT breeding games such as CryptoKitties operate by allowing players to collect virtual cats and “breed” them together to make new, unique cats. The NFTs can then be sold to others on third-party marketplaces such as OpenSea and typically pay a royalty of 2.5%-10% to the organization that created the project. With a recent valuation exceeding $7.6 billion dollars for its parent company Dapper Labs and NFT games like Axie Infinity, which recently posted over $2 billion in sales YTD, the Company feels its first-to-market NFT game MicroBuddies™ is poised to obtain market share in the NFT gaming space.

https://blockworks.co/nft-market-is-far-from-over-as-sales-hit-12-month-high/

https://news.bitcoin.com/end-of-augusts-nft-sales-tapped-all-time-high-at-1-billion-last-weeks-nft-sales-hit-821-million/

About Good Gaming

Good Gaming is an innovative brand leading the gaming industry across multiple segments in the space since 2008. Beginning with our roots as a collaborative space for gamers to share their knowledge, we went on to establish ourselves as one of the leaders in hosting Hearthstone tournaments. In 2016, we expanded our reach to include establishing multiple Minecraft servers with some of the most popular versions of Prison and SkyBlock, then developing our completely custom-developed NFT blockchain game, MicroBuddies™, in 2021. The Good Gaming advantage comes from our development team’s close relationship with the player communities of all of our games. The constant communication and resulting feedback further expand our proprietary content, and we continue to be influencers in the realm. Good Gaming continues to find exciting and innovative ways to branch across the gaming industry. As a staff and community, our goal is to cement our place as a fun and collaborative place for ALL gamers to enjoy.

For more information about Good Gaming, please visit https://www.good-gaming.com

Safe Harbor

This release contains statements that constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements appear in a number of places in this release and include all statements that are not statements of historical fact regarding the intent, belief or current expectations of Good Gaming Inc., its directors or its officers with respect to, among other things: (i) financing plans; (ii) trends affecting its financial condition or results of operations; (iii) growth strategy and operating strategy. The words “may,” “would,” “will,” “expect,” “estimate,” “can,” “believe,” “potential,” and similar expressions and variations thereof are intended to identify forward-looking statements. Investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, many of which are beyond Good Gaming Inc.’s ability to control, and that actual results may differ materially from those projected in the forward-looking statements as a result of various factors. More information about the potential factors that could affect the business and financial results is and will be included in Good Gaming, Inc.’s filings with the Securities and Exchange Commission, including those set forth as “Risk Factors” in such filings.

Public Relations and Shareholder Information:

Joseph M. Vazquez III

Phone: (888) 245-3005

Email: infinityglobalconsulting@gmail.com